EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-91325, 333-37706, 333-52778, 333-71226 and 333-90132) of Vitria Technology, Inc. of our reports dated March 31, 2006, relating to the consolidated financial statements and schedule, and the effectiveness of Vitria Technology, Inc.’s internal control over financial reporting, which appear in this Form 10-K.
/s/ BDO Seidman, LLP
San Francisco, California
March 31, 2006